UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐        Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting material Pursuant to §240.14a-12

Air Products and Chemicals, Inc.

(Name of Registrant as Specified In Its Charter)

MANTLE RIDGE LP

EAGLE FUND A1 LTD

EAGLE ADVISOR LLC

PAUL HILAL

ANDREW EVANS

TRACY MCKIBBEN

DENNIS REILLEY

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On January 16, 2025, Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), issued and uploaded to its website, www.RefreshingAirProducts.com, the following press release (the “Press Release”):

MAKE YOUR VOICE HEARD: MANTLE RIDGE SENDS OPEN LETTER ASKING AIR PRODUCTS AND CHEMICALS, INC. SHAREHOLDERS TO VOTE AT ANNUAL MEETING

Change is In the Air: Mantle Ridge’s Four Shareholder Nominees Will Help the Board Usher in a Brighter Future

All of the Leading Independent Proxy Advisory Firms – ISS, Glass Lewis, and Egan-Jones – Recommend Replacing CEO Seifi Ghasemi and Other Board Members with Mantle Ridge Nominees

Air Products’ January 23, 2025 Annual Meeting is Fast Approaching: Vote Your Shares As Soon As Possible Online at the Voting Website Listed on Your BLUE Proxy Card or Voting Instruction Form

Mantle Ridge Urges Shareholders to Vote Online “FOR” All Four of its Superbly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – and “WITHHOLD” On Company Nominees Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi, and Edward L. Monser

View Related Materials and Voting Instructions at www.RefreshingAirProducts.com

NEW YORK – January 16, 2025 – Mantle Ridge LP, which, together with its affiliates (collectively, “Mantle Ridge”), beneficially owns approximately $1.3 billion of the outstanding common shares of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products” or the “Company”), today sent an open letter to Air Products shareholders regarding its four nominees up for election at the Company’s upcoming Annual Meeting on January 23, 2025.

The full text of the letter is included below, attached, and available at www.RefreshingAirProducts.com.

Change is In the Air!

Dear Fellow Shareholders,

The Annual Meeting of Air Products and Chemicals, Inc. (“Air Products” or the “Company”) is on January 23, less than a week away. We, the Air Products shareholders, in this historic election have an opportunity to effect changes that we believe will arrest the Company’s decline and help turn Air Products towards a brighter future.

We can achieve this if we all vote our shares. Given how close we are to the Annual Meeting date, we ask that you look up the online voting instructions at the website listed on the BLUE proxy card, or on the voting instruction form you have received. We ask you to vote today FOR the four strong, independent shareholder representatives nominated by Mantle Ridge – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – and to WITHHOLD votes from Company nominees Charles Cogut, Lisa Davis, Seifi Ghasemi, and Ed Monser.

Voting is easy, but how are shareholders to know which choice to make on their ballots? Indeed, it is hard to reconcile the starkly different claims put forth by Mantle Ridge and the current Board, and harder still to know which party is framing the facts fairly and correctly.

Fortunately, three firms – the independent proxy advisors – are staffed with experts who sort through the competing claims in contests such as these, analyze them, and publish their findings and recommendations. We are humbled and deeply gratified that all three of them – ISS, Glass Lewis, and Egan-Jones1 – recommend replacing CEO Seifi Ghasemi and others from the Board with the shareholder nominees proposed by Mantle Ridge.

The resounding findings of the proxy advisory firms regarding the credibility of the statements made by each side come, we believe, as little surprise to the employees and to those shareholders who have had the opportunity to follow this closely. But they may be clarifying to others.

1 The full names of the proxy advisory firms referenced include: Institutional Shareholder Services Inc.; Glass Lewis & Co.; and Egan-Jones Proxy Services.

A Clear Path to Prosperity

The four exceptional shareholder nominees Mantle Ridge has proposed – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – bring considerable relevant industry and functional experience, including experience in shareholder-led board refreshment (both as incumbents and as shareholder nominees). They possess expertise critical to the future of Air Products, and they have stepped up to help the Board and Company get back on track.

If afforded the opportunity to serve, all four are eager to join the Board and work collaboratively with the other directors on day one. They will work to help the refreshed Board implement best-in-class governance and reassess the alignment of the Company’s compensation plan, strategy, and capital allocation, with an eye exclusively to serving the best interests of the Company and its shareholders.

They will also be able to ensure that Air Products runs a renewed, bona fide CEO search process, expanded to include the most qualified candidates, enabling the Company to recruit the best possible leadership. Refreshed with the shareholder nominees, the Board will have the opportunity to consider re-uniting what the investment research community has dubbed the “Dream Team” of industrial gas industry legends: Eduardo Menezes and Dennis Reilley, former executives from best-in-class Linde plc (formerly Praxair, Inc. prior to its 2018 merger with Linde).

Refreshed with the four new shareholder nominees proposed by Mantle Ridge, the Board will not only be meaningfully fortified, it will have a chance to reset its culture and thinking. In our experience, shareholder-driven board refreshment has been the only way to effect this outcome. Carefully chosen shareholder nominees – like the four we are proposing – can make the transition smooth and harmonious.

With a Board refreshed by the shareholders, and new CEO leadership of the caliber and experience of Mr. Menezes, we believe Air Products would today be worth $425 per share2 and be well-positioned to drive double-digit annual Total Shareholder Return (“TSR”) compounding thereafter.

To see what the ISS, Glass Lewis and Egan-Jones reports say, and to find out more about our superb nominees and compelling case for change, please visit www.RefreshingAirProducts.com.

The Choice is Clear. The Time is Now

The reports from all three of the independent proxy advisory firms — ISS, Glass Lewis, and Egan-Jones — provide compelling third-party validation of Mantle Ridge’s case for change. We encourage you to visit our website listed below to carefully read what those reports say and learn more about Mantle Ridge, our nominees, and the case for change.

Air Products’ 2025 Annual Meeting is fast approaching – you have just days left to cast your vote. Will we, the shareholders, seize this historic opportunity to help Air Products turn toward a brighter future, or will we allow this golden chance to slip past us?

If you need help casting your vote or have additional questions, please submit a question on our website www.RefreshingAirProducts.com and we will get back to you quickly.

We thank you for your attention and support.

Respectfully,

The Mantle Ridge Team

2 For further information, see pages 6, 23 and 109 of Mantle Ridge’s investor presentation entitled Refreshing Air Products” (December 2024), filed with the Securities and Exchange Commission on December 17, 2024.

To Enhance Air Products’ Performance and Create the Long-Term Value that You Deserve, Mantle Ridge Urges You to Vote Online at the Voting Website Listed on Your BLUE proxy card or voting instruction form “FOR” Mantle Ridge’s Four Highly Qualified Director Nominees – Andrew Evans, Paul Hilal, Tracy McKibben, and Dennis Reilley – and “WITHHOLD” on the Company Nominees Charles Cogut, Lisa A. Davis, Seifollah “Seifi” Ghasemi, and Edward L. Monser.

Time is Short: To ensure your votes are counted, we urge you to vote online via the voting website located on your BLUE Proxy Card or Voting Instruction Form.

Visit www.RefreshingAirProducts.com for important information regarding the ISS, Glass Lewis and Egan-Jones reports, Mantle Ridge’s highly qualified nominees and our case for change at Air Products, as well as voting instructions.

***

The letter to the Company’s shareholders referenced in the Press Release is attached hereto as Exhibit 1.

***

About Mantle Ridge

Founded in 2016, Mantle Ridge LP is an engaged, long-term owner-steward that works closely and constructively with company boards to create durable long-term value for all stakeholders. None of Mantle Ridge’s affiliated entities is a hedge fund or other investment vehicle with a structurally short-term incentive. Mantle Ridge engages with the expectation of maintaining an ownership position over the very long-term. Mantle Ridge has raised separate, single-investment, five-year special purpose vehicles to support its previous engagements with companies including CSX Corporation, Aramark, and Dollar Tree. For more information, visit https://www.mantleridge.com/.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if any of the underlying assumptions of Mantle Ridge LP and its affiliates (collectively, “Mantle Ridge”) or any of the other participants in the proxy solicitation described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Mantle Ridge that the future plans, estimates or expectations contemplated will ever be achieved.

Certain statements and information included herein may have been sourced from third parties. Mantle Ridge does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties, nor has Mantle Ridge paid for any such statements or information. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

Mantle Ridge disclaims any obligation to update the information herein or to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such information, projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Mantle Ridge LP and the other Participants (as defined below) have filed a definitive proxy statement (the “Definitive Proxy Statement”) and accompanying BLUE universal proxy card or voting instruction form with the SEC to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2025 annual meeting of stockholders of the Company (the “2025 Annual Meeting”). Shortly after filing the Definitive Proxy Statement with the SEC, Mantle Ridge LP furnished the Definitive Proxy Statement and accompanying BLUE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2025 Annual Meeting.

The participants in the proxy solicitation are Mantle Ridge LP, Eagle Fund A1 Ltd, Eagle Advisor LLC, Paul Hilal (all of the foregoing persons, collectively, the “Mantle Ridge Parties”), Andrew Evans, Tracy McKibben and Dennis Reilley (such individuals, collectively with the Mantle Ridge Parties, the “Participants”).

IMPORTANT INFORMATION AND WHERE TO FIND IT

MANTLE RIDGE LP STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY MANTLE RIDGE LP WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC’S WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005. STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy

Tel: (212) 493-6952

Media Contacts

Jonathan Gasthalter / Nathaniel Garnick

Gasthalter & Co.

Tel: (212) 257-4170

Email: RefreshingAPD@gasthalter.com

Exhibit 1